UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices) (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders.

At the close of business on June 14, 2016, the Rights Agreement dated June 14, 2013 (the “Rights Agreement”) between Sunshine Heart, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, and the Rights (as hereinafter defined) issued pursuant thereto expired in accordance with their respective terms. Each preferred share purchase right (each, a “Right” and collectively, the “Rights”) issued pursuant to the Rights Agreement had entitled the holder to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, on the terms and subject to the conditions set forth in the Rights Agreement.  As a result of the expiration of the Rights Agreement and the Rights, the Rights Agreement is of no further force or effect, and the Rights are no longer outstanding and are not exercisable.

The Rights Agreement was filed as Exhibit 4.1 to the Company’s Form 8-K filed on June 14, 2013 and is incorporated herein by reference.  The terms of the Rights Agreement and the Rights are summarized in such Form 8-K, which descriptions are incorporated herein by reference and qualified in their entireties by reference to the Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer